1 Q3-21 Financial Highlights1 Q3-21 Business Segment Highlights1,2(A) Consumer Banking Global Wealth and Investment Management Global Banking Global Markets Bank of America Reports Q3-21 Net Income of $7.7 Billion, EPS of $0.85 See page 10 for endnotes. 1 Financial Highlights and Business Segment Highlights are compared to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted. 2 The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis. 3 Represents the percentage of consumer checking accounts that are estimated to be the customer’s primary account based on multiple relationship factors (e.g., linked to their direct deposit). 4 Source: Dealogic as of Oct. 1, 2021. 5 Source: Dealogic as of Oct. 1, 2021. Global Capital Raise includes Equity, Debt, Loans (Mortgage Backed Securities, Asset Backed Securitizations and self-funded deals are excluded). Shown on a proportional share basis. • Net income of $3.0 billion • Deposit balances exceeded $1.0 trillion for the first time, up 16% • Consumer investment assets up $87 billion, or 32%, to a record $353 billion, driven by market valuations and strong client flows of $21 billion since Q3-20 • Accelerated Client Activity – Record consumer checking accounts: 34.2 million; 93% primary3 – Combined credit and debit card spend up 21% to $201 billion; credit up 26% and debit up 17% – 3.2 million Consumer Investment accounts, up 9% • Net income rose 58% to $7.7 billion, or $0.85 per diluted share • Revenue, net of interest expense, increased 12% to $22.8 billion – Net interest income (NII)(B) up $1 billion, or 10%, to $11.1 billion, driven by strong deposit growth and related investment of liquidity, and Paycheck Protection Program (PPP) activities – Noninterest income up 14% to $11.7 billion, driven by record asset management fees, strong investment banking revenue and higher sales and trading revenues • Provision for credit losses improved by $2.0 billion to a benefit of $624 million, reflecting a reserve release of $1.1 billion driven primarily by asset quality improvements during the quarter(C) • Noninterest expense was relatively flat at $14.4 billion as higher revenue-related expenses were largely offset by lower litigation expense and lower COVID-related costs • Average loan and lease balances in business segments increased $14 billion QoQ to $903 billion; excluding PPP, loan balances grew $21 billion QoQ(D) • Average deposits up $247 billion, or 15%, to $1.9 trillion • Average Global Liquidity Sources rose $261 billion, or 30%, to record $1.1 trillion(E) • Common equity tier 1 (CET1) ratio 11.1% (Standardized); returned $11.7 billion to shareholders through common stock dividends and share repurchases(F) • Net income of $926 million • Sales and trading revenue up 12% to $3.6 billion, including net debit valuation adjustment (DVA) losses of $20 million, with Fixed Income Currencies and Commodities (FICC) revenue of $2.0 billion and Equities revenue of $1.6 billion • Excluding net DVA, sales and trading revenue up 9% to $3.6 billion; FICC down 5% to $2.0 billion;(G) Equities up 33% to $1.6 billion(G) • Accelerated Client Activity – Average assets increased $124 billion to $805 billion, driven by higher client balances in equities and loan growth From Chairman and CEO Brian Moynihan "We reported strong results as the economy continued to improve and our businesses regained the organic customer growth momentum we saw before the pandemic. Deposit growth was strong and loan balances increased for the second consecutive quarter, leading to an improvement in net interest income even as interest rates remained low. "Each day clients entrust us with more of their business, whether it's new checking and credit card accounts in Consumer; broader and deeper relationships in Wealth Management; increased commercial loan balances; or near- record investment banking activities. Our institutional clients also relied on us to help them manage risk through our market-leading sales and trading capabilities, where we had strong revenues this quarter. "For our shareholders, we returned nearly $12 billion in capital this quarter, while continuing to support clients and communities. The team has done a remarkable job, and I couldn't be prouder of how they stepped up to support our clients and deliver another quarter of outstanding results." • Record net income of $1.2 billion • Record client balances of $3.7 trillion, up $626 billion, or 20%, driven by higher market valuations and $91 billion in client flows since Q3-20 • Deposits up 16% to $339 billion • Pretax margin of 31% • Accelerated Client Activity – Record AUM balances of $1.6 trillion, up 23% – Average loan balances up 8% to $200 billion; 46th consecutive quarter of average loan and lease balance growth – Merrill Lynch Wealth Management added ~4,200 net new households; Private Bank added ~275 net new relationships • Net income of $2.5 billion • Total investment banking fees (excl. self-led) increased 23% to near- record levels of $2.2 billion – Record advisory fees of $654 million, up 65% • Deposits up 13% to $534 billion • Accelerated Client Activity – Debt underwriting fees rose 26%; 9 of the top 10 debt deals4 – Raised $221 billion in capital on behalf of clients in Q3-21, $728 billion YTD5

From Chief Financial Officer Paul Donofrio:

"We grew revenues faster than expenses, producing year-over-year operating leverage in every business segment and 12% for the company. Net interest income improved, despite a challenging rate environment, and our fee-based businesses continued to benefit from robust markets and the strong relationships we have built with our clients over many years.

"Asset quality remained strong, with loss rates approaching 50-year lows, enabling the release of loan loss reserves again this quarter. Because of the way we run our business, we were able to increase the quarterly dividend by 17% and buy back nearly $10 billion in common stock. As we head into our second decade of driving responsible growth, we are well positioned to support our clients, serve our communities and deliver for our shareholders."

Bank of America Financial Highlights

	Three Months Ended		
($ in billions, except per share data)	**9/30/2021**	**6/30/2021**	**9/30/2020**
Total revenue, net of interest expense	**$22.8**	$21.5	$20.3
Provision for credit losses	**(0.6)**	(1.6)	1.4
Noninterest expense	**14.4**	15.0	14.4
Pretax income	**9.0**	8.0	4.5
Pretax, pre-provision income[1(H)]	**8.3**	6.4	5.9
Income tax expense	**1.3**	(1.2)	(0.3)
Net Income	**7.7**	9.2	4.9
Diluted earnings per share	**$0.85**	$1.03	$0.51

[1] Pretax, pre-provision income represents a non-GAAP financial measure. For more information, see page 19.

Strength of Responsible Growth



Well Capitalized
11.9%
11.5%
11.1%
Regulatory minimum 9.5%
Q3-20
Q2-21
Q3-21
CET-1 Ratio (F)



Strong Liquidity
$859
$1,063
$1,120
Q3-20
Q2-21
Q3-21
Avg. Global Liquidity Sources ($B) (E)



Low Loss Rates
0.40%
0.27%
0.20%
Q3-20
Q2-21
Q3-21
Net Charge-off Ratio

2

BANK OF AMERICA

Consumer Banking[1,2]

- Net income increased to $3.0 billion, as higher revenue and lower expenses combined to create 16% positive operating leverage[3]
- Revenue of $8.8 billion increased 10%, driven by improved NII and higher fee income
- Provision for credit losses improved $232 million to $247 million, driven primarily by asset quality improvements
  - Net charge-off ratio improved to 0.69%, compared to 0.82%
- Noninterest expense decreased 6% to $4.6 billion, driven by lower COVID-19 related costs

Business Highlights[1,4(A)]

- Average deposits grew $140 billion, or 16%, to $1 trillion; average loans and leases declined $37 billion, or 12%, to $281 billion, driven by lower first mortgage and card balances
- Consumer investment assets grew $87 billion, or 32%, to $353 billion, driven by market performance and strong client flows
  - $21 billion of client flows since Q3-20
  - 3.2 million client accounts, up 9%
- Combined credit/debit card spend up $35 billion, or 21%; credit card up 26% and debit card up 17%
- 7.8 million Consumer clients enrolled in Preferred Rewards, up 13%, with 99% annualized retention rate

Digital Usage Continued to Grow[1]

- 40.9 million active digital banking users, up 4%, or 1.6 million
- 1.4 million digital sales, up 27%
- 2.6 billion digital logins
- 15.1 million active Zelle® users, now including small businesses, sent and received 202 million transfers worth $60 billion, up 44% and 53% YoY, respectively
- Clients booked ~853,000 digital appointments

Financial Results[1]

	Three months ended		
($ in millions)	9/30/2021	6/30/2021	9/30/2020
Total revenue[2]	**$8,838**	$8,186	$8,039
Provision for credit losses	**247**	(697)	479
Noninterest expense	**4,558**	4,859	4,842
Pretax income	**4,033**	4,024	2,718
Income tax expense	**988**	986	666
Net income	**$3,045**	$3,038	$2,052

Business Highlights[1,4(A)]

	Three months ended		
($ in billions)	9/30/2021	6/30/2021	9/30/2020
Average deposits	**$1,000.8**	$979.1	$861.0
Average loans and leases	**281.4**	281.8	318.8
Consumer investment assets (EOP)	**353.3**	345.8	266.7
Active mobile banking users (MM)	**32.5**	31.8	30.6
Number of financial centers	**4,215**	4,296	4,309
Efficiency ratio	**52 %**	59 %	60 %
Return on average allocated capital	**31**	32	21
Total Consumer Credit Card[4]			
Average credit card outstanding balances	**$75.6**	$73.4	$81.3
Total credit/debit spend	**200.6**	200.3	166.1
Risk-adjusted margin	**10.7 %**	9.8 %	9.7 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] Operating leverage is calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense.
[4] The Consumer credit card portfolio includes Consumer Banking and GWIM.

Continued Business Leadership

- No. 1 in customer satisfaction for U.S. Online [(a)] Banking among National Banks by J.D. Power [(b)]
- No. 1 in customer satisfaction for U.S. Mobile Banking Apps among National Banks by J.D. Power [(b)]
- No. 1 in customer satisfaction for U.S. Retail Banking Advice by J.D. Power [(c)]
- No. 1 in estimated U.S. Retail Deposits [(d)]
- No. 1 Online Banking and Mobile Banking Functionality [(e)]
- No. 1 in Prime Auto Credit Distribution of New Originations Among Peers [(f)]
- No. 1 Mortgage and Home Equity Lending Digital Experience [(g)]
- No. 1 Small Business Lender [(h)]

See page 11 for Business Leadership sources.

3

BANK OF AMERICA

Global Wealth and Investment Management[1,2]

- Net income increased $478 million, or 64%, to $1.2 billion, with revenue rising faster than expenses generating 11% positive operating leverage
  - Pretax margin of 31%
- Record revenue of $5.3 billion, up 17%, driven by a 19% increase in asset management fees and the impact of strong loan and deposit growth
- Noninterest expense increased 6% to $3.7 billion, primarily driven by higher revenue-related incentives

Business Highlights[1(A)]

- Total client balances up $626 billion, or 20%, to a record of $3.7 trillion, driven by higher market valuations and positive client flows
  - Average deposits increased $48 billion, or 16%, to $339 billion; average loans and leases grew $14 billion, or 8%, to $200 billion, driven by securities-based lending, custom lending and residential mortgage lending
  - Strong AUM flows of $15 billion in Q3-21

Merrill Lynch Wealth Management Highlights[1]

- **Strong Client Growth and Advisor Engagement**
  - Record client balances of $3.1 trillion up 21%
  - Record AUM balances of $1.2 trillion, up 24%
  - Added ~4,200 net new households in Q3-21
- **Digital Usage Continued to Grow**
  - 78% of Merrill Lynch households actively using online or mobile platforms
  - Continued growth of advisor/client digital communications; 337,000 households exchanged ~1.4 million secure messages
  - 227,000 forms signed digitally in Q3-21, 49% of eligible transactions
  - Record 74% of eligible checks deposited through automated channels

Bank of America Private Bank Highlights[1]

- **Strong Client Engagement**
  - Record client balances of $584 billion, up 18% YoY
  - Record AUM balances of $341 billion, up 18% YoY
  - Added ~275 net new relationships in Q3-21
- **Digital Usage Continued to Grow**
  - Record 83% of clients digitally active across the enterprise
  - Record 75% of checks deposited through automated channels
  - Logins up 5%; once clients are digitally engaged they are using features more frequently:
    - Erica sessions up 349%
    - Zelle® transactions up 48%
    - Digital wallet transactions up 73%

Financial Results[1]

($ in millions)	Three months ended 9/30/2021	6/30/2021	9/30/2020
Total revenue[2]	**$5,310**	$5,065	$4,546
Provision for credit losses	**(58)**	(62)	24
Noninterest expense	**3,745**	3,813	3,533
Pretax income	**1,623**	1,314	989
Income tax expense	**398**	322	242
Net income	**$1,225**	$992	$747

Business Highlights[1(A)]

($ in billions)	Three months ended 9/30/2021	6/30/2021	9/30/2020
Average deposits	**$339.4**	$333.5	$291.8
Average loans and leases	**199.7**	194.0	185.6
Total client balances (EOP)	**3,692.8**	3,652.8	3,066.6
AUM flows	**14.8**	11.7	1.4
Pretax margin	**31 %**	26 %	22 %
Return on average allocated capital	**30**	24	20

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Continued Business Leadership

- No. 1 in Barron's Top 1,200 Financial Advisors and Top 100 Women Advisors (2021)
- No. 1 in Forbes' Top Next Generation Advisors and Best-in-State Wealth Advisors (2021)
- No. 1 in personal trust assets under management[(i)]
- Digital Wealth Impact Innovation Award for Digital Engagement[(j)]
- Wealth Tech Award – Best Use of Technology (North America) and Best Use of Technology for client acquisition (North America)[(k)]
- Wealth Manager award for emerging technology[(l)]
- Best Technology for The Client Engagement Workstation and Redefining Wealth Planning[(m)]
- Best Private Bank in North America[(n)]

See page 11 for Business Leadership sources.

4

BANK OF AMERICA

Global Banking[1,2]

- Net income increased $1.6 billion to $2.5 billion, driven by lower credit costs and higher revenue
  - 9% positive operating leverage
- Revenue of $5.2 billion rose 16%, reflecting higher investment banking fees, higher leasing-related revenue, and strong deposit growth, which benefited NII
- Provision for credit losses improved $1.7 billion to a benefit of $781 million
  - Current quarter reserve release primarily driven by asset quality improvements, whereas the reserve build in the year-ago quarter was driven by COVID-19 impacted industries, such as travel and entertainment[(C)]
- Noninterest expense rose $169 million, or 7%, to $2.5 billion, largely driven by higher revenue-related costs and continued investments in the franchise

Business Highlights[1,2(A)]

- Average deposits increased $63 billion, or 13%, to $534 billion, reflecting client liquidity and valued relationships
- Average loans and leases declined $48 billion, or 13%, to $325 billion, driven by paydowns
- Excluding PPP, average loans and leases increased $3.2 billion, or 1%, from the prior quarter, driven by growth in Middle Market and Commercial Real Estate Banking[(D)]
- Total investment banking fees rose 23% to near-record levels of $2.2 billion (excl. self-led)

Digital Usage Continued to Grow[1]

- 74% digitally active clients across commercial, corporate, and business banking clients (CashPro & BA360 platforms) (as of August 2021)
- CashPro App Active Users increased 69% and sign-ins increased 49% (rolling 12 months), surpassing 1 million sign-ins in the past year
- CashPro App Payment Approvals value was $304 billion, with volumes increasing 80% (rolling 12 months)
- Global Digital disbursements up 33% YTD YoY (as of August 2021), 85% of volume sent via Zelle (as of August 2021)

Financial Results[1]

	Three months ended		
($ in millions)	**9/30/2021**	**6/30/2021**	**9/30/2020**
Total revenue[2,3]	**$5,244**	$5,090	$4,517
Provision for credit losses	**(781)**	(831)	883
Noninterest expense	**2,534**	2,599	2,365
Pretax income	**3,491**	3,322	1,269
Income tax expense	**942**	897	343
Net income	**$2,549**	$2,425	$926

Business Highlights[1,2(A)]

	Three months ended		
($ in billions)	**9/30/2021**	**6/30/2021**	**9/30/2020**
Average deposits	**$534.2**	$506.6	$471.3
Average loans and leases	**324.7**	325.1	373.1
Total Corp. IB fees (excl. self-led)[2]	**2.2**	2.1	1.8
Global Banking IB fees[2]	**1.3**	1.2	1.0
Business Lending revenue	**1.9**	1.9	1.8
Global Transaction Services revenue	**1.9**	1.7	1.6
Efficiency ratio	**48 %**	51 %	52 %
Return on average allocated capital	**24**	23	9

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.

Continued Business Leadership

- Outstanding Financial Innovator – 2021 Global[(o)]
- North America's Best Bank for Small to Medium-sized Enterprises[(p)]
- Best Global Bank for Cash Management and Payments & Collections[(q)]
- Best Mobile Cash Management Software[(q)]
- World's Best Bank for Payments and Treasury and North America's Best Bank for Transaction Services[(p)]
- Best Transaction Bank in North America, Best Supply Chain Finance Bank[(r)]
- 2020 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management[(s)]
- Outstanding Global Leader in Social Bonds, Outstanding Leader in Social Bonds and Sustainable Loans for North America[(o)]
- Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2021)

See page 11 for Business Leadership sources.

5

BANK OF AMERICA

Global Markets[1,2,6]

- Net income increased $68 million to $926 million, with revenues growing modestly faster than expenses
  - Excluding net DVA, net income decreased 1% to $941 million[4]
- Revenue of $4.5 billion increased 6%, driven by higher sales and trading results
  - Excluding net DVA, revenue increased 3%[4]
- Noninterest expense increased $150 million, or 5%, to $3.3 billion, driven by higher activity-based expenses
- Average VaR of $78 million[5]

Business Highlights[1,2,6(A)]

- Sales and trading revenue increased to $3.6 billion
  - FICC revenue of $2.0 billion
  - Equities revenue of $1.6 billion
- Excluding net DVA, sales and trading revenue increased 9% to $3.6 billion[(G)]
  - FICC revenue decreased 5% to $2.0 billion, driven by a weaker trading environment for mortgage and interest rate products, partially offset by improved client flows in foreign exchange
  - Equities revenue increased 33% to $1.6 billion, driven by growth in client financing activities, a stronger trading performance and increased client activity

Additional Highlights

- 680+ research analysts covering 3,300+ companies, 1,200+ corporate bond issuers across 55+ economies and 24 industries

Financial Results[1]

	Three months ended		
($ in millions)	**9/30/2021**	**6/30/2021**	**9/30/2020**
Total revenue[2,3]	**$4,519**	$4,720	$4,283
Net DVA[4]	**(20)**	(34)	(116)
Total revenue (excl. net DVA)[2,3,4]	**$4,539**	$4,754	$4,399
Provision for credit losses	**16**	22	21
Noninterest expense	**3,252**	3,471	3,102
Pretax income	**1,251**	1,227	1,160
Income tax expense	**325**	319	302
Net income	**$926**	$908	$858
Net income (excl. net DVA)[4]	**$941**	$934	$946

Business Highlights[1,2(A)]

	Three months ended		
($ in billions)	**9/30/2021**	**6/30/2021**	**9/30/2020**
Average total assets	**$804.9**	$797.6	$681.0
Average trading-related assets	**563.7**	566.8	485.3
Average loans and leases	**97.1**	87.8	72.3
Sales and trading revenue[2]	**3.6**	3.6	3.2
Sales and trading revenue (excl. net DVA)[2(G)]	**3.6**	3.6	3.3
Global Markets IB fees[2]	**0.8**	1.0	0.7
Efficiency ratio	**72 %**	74 %	72 %
Return on average allocated capital	**10**	10	9

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote G on page 10 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $78MM, $77MM and $109MM for Q3-21, Q2-21 and Q3-20, respectively.
[6] The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.

Continued Business Leadership

- Global Derivatives House of the Year[(t)]
- Clearing House of the Year[(t)]
- Overall Leader for North America in Sustainable Finance[(o)]
- No. 2 Global Research Firm[(u)]
- No. 2 Global Fixed Income Research Team[(u)]
- No. 1 Municipal Bonds Underwriter[(v)]

See page 11 for Business Leadership sources.

6

BANK OF AMERICA

All Other[1]

- Net loss of $54 million, compared to net income of $1.9 billion in Q2-21 and $298 million in Q3-20
  - Q2-21 and Q3-20 included positive income tax adjustments related to the revaluation of U.K. deferred tax assets of $2.0 billion and $0.7 billion, respectively
- Revenue was down modestly and included higher partnership losses for Environmental, Social and Governance (ESG) investments (offset in All Other tax expense)
- Noninterest expense declined 37%, driven primarily by lower litigation expense
- Q3-21 total corporate effective tax rate (ETR) was 14%; excluding ESG tax credits, the ETR would have been approximately 25%

Financial Results[1]

	Three months ended		
($ in millions)	**9/30/2021**	**6/30/2021**	**9/30/2020**
Total revenue[2]	**$(1,044)**	$(1,485)	$(935)
Provision for credit losses	**(48)**	(53)	(18)
Noninterest expense	**351**	303	559
Pretax loss	**(1,347)**	(1,735)	(1,476)
Income tax expense (benefit)	**(1,293)**	(3,596)	(1,774)
Net income (loss)	**$(54)**	$1,861	$298

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Note: All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.

7

8 Credit Quality Highlights1 Three months ended ($ in millions) 9/30/2021 6/30/2021 9/30/2020 Provision for credit losses ($624) ($1,621) $1,389 Net charge-offs 463 595 972 Net charge-off ratio2 0.20% 0.27% 0.40 % At period-end Nonperforming loans and leases $4,714 $4,907 $4,550 Nonperforming loans and leases ratio 0.51% 0.54% 0.48 % Allowance for loan and lease losses $13,155 $14,095 $19,596 Allowance for loan and lease losses ratio3 1.43% 1.55% 2.07% 1 Comparisons are to the year-ago quarter unless noted. 2 Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period. 3 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Note: Ratios do not include loans accounted for under the fair value option. Charge-offs • Total net charge-offs decreased $132 million, or 22%, from the prior quarter to $463 million – Consumer net charge-offs decreased $184 million to $329 million, driven by lower credit card losses – Commercial net charge-offs remained low at $134 million • Net charge-off ratio decreased 7 basis points from the prior quarter to 0.20% Provision for credit losses • Provision for credit losses was a benefit of $624 million, reflecting a net $1.1 billion reserve release driven primarily by asset quality improvements – Consumer reserve release of $0.2 billion – Commercial reserve release of $0.8 billion Allowance for credit losses • Allowance for credit losses, including unfunded commitments, decreased 7% from the prior quarter to $14.7 billion – Allowance for loan and lease losses decreased $0.9 billion, or 7%, from the prior quarter to $13.2 billion, representing 1.43% of total loans and leases • Nonperforming loans decreased $193 million from the prior quarter to $4.7 billion, primarily driven by Commercial • Commercial reservable criticized utilized exposure decreased $4.7 billion from the prior quarter to $24.1 billion, driven by improvements across a broad range of industries

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)[(A)(E)(F)]

	Three months ended		
	9/30/2021	6/30/2021	9/30/2020
Ending Balance Sheet			
Total assets	**$3,085.4**	$3,029.9	$2,738.5
Total loans and leases	**927.7**	918.9	955.2
Total loans and leases in business segments (excluding All Other)	**910.9**	900.6	932.1
Total deposits	**1,964.8**	1,909.1	1,702.9
Average Balance Sheet			
Average total assets	**$3,076.5**	$3,015.1	$2,739.7
Average loans and leases	**920.5**	907.9	974.0
Average deposits	**1,942.7**	1,888.8	1,695.5
Funding and Liquidity			
Long-term debt	**$278.6**	$274.6	$255.7
Global Liquidity Sources, average[(E)]	**1,120**	1,063	859
Equity			
Common shareholders' equity	**$249.0**	$253.7	$245.4
Common equity ratio	**8.1 %**	8.4 %	9.0 %
Tangible common shareholders' equity[1]	**$178.7**	$183.4	$175.2
Tangible common equity ratio[1]	**5.9 %**	6.2 %	6.6 %
Per Share Data			
Common shares outstanding (in billions)	**8.24**	8.49	8.66
Book value per common share	**$30.22**	$29.89	$28.33
Tangible book value per common share[1]	**21.69**	21.61	20.23
Regulatory Capital[(F)]			
CET1 capital	**$174.4**	$178.8	$173.2
Standardized approach			
Risk-weighted assets	**$1,567**	$1,552	$1,460
CET1 ratio	**11.1 %**	11.5 %	11.9 %
Advanced approaches			
Risk-weighted assets	**$1,381**	$1,380	$1,364
CET1 ratio	**12.6 %**	13.0 %	12.7 %
Supplementary leverage			
Supplementary leverage ratio (SLR)	**5.6 %**	5.9 %	6.9 %

[1] Represents a non-GAAP financial measure. For reconciliation, see page 19.

9

Endnotes

BANK OF AMERICA

A We present certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and/or segment results. We believe this information is useful because it provides management and investors with information about underlying operational performance and trends. KPIs are presented in Balance Sheet, Liquidity and Capital Highlights and on the Segment pages for each segment.

B We measure NII on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practice. NII on an FTE basis was $11.2 billion, $10.3 billion and $10.2 billion for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively. The FTE adjustment was $101 million, $110 million and $114 million for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

C Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

D Average loans and leases in business segments were $903 billion and $889 billion for the three months ended September 30, 2021 and June 30, 2021, an increase of $14 billion. Excluding average PPP loan balances of $13 billion and $20 billion, loan balances were $890 billion and $869 billion for the same periods. For Global Banking, average loans and leases were $324.7 billion and $325.1 billion for the three months ended September 30, 2021 and June 30, 2021. Excluding average PPP loan balances of $4.1 billion and $7.7 billion, Global Banking loan balances were $320.6 billion and $317.4 billion for the same periods.

E Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

F Regulatory capital ratios at September 30, 2021 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for September 30, 2021, June 30, 2021 and September 30, 2020. Supplementary leverage exposure at September 30, 2020 excludes U.S. Treasury securities and deposits at Federal Reserve Banks.

G The following table includes Global Markets sales and trading revenue, excluding net DVA, which is a non-GAAP financial measure.

	Three months ended		
(Dollars in millions)	**9/30/2021**	**6/30/2021**	**9/30/2020**
Sales and trading revenue:			
Fixed-income, currencies and commodities	**$ 2,009**	$ 1,937	$ 2,019
Equities	**1,605**	1,624	1,205
Total sales and trading revenue	**$ 3,614**	$ 3,561	$ 3,224
Sales and trading revenue, excluding net debit valuation adjustment:			
Fixed-income, currencies and commodities	**$ 2,025**	$ 1,965	$ 2,126
Equities	**1,609**	1,630	1,214
Total sales and trading revenue, excluding net debit valuation adjustment	**$ 3,634**	$ 3,595	$ 3,340

For the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, net DVA losses were $(20) million, $(34) million and $(116) million, FICC net DVA losses were $(16) million, $(28) million and $(107) million, and Equities net DVA gains (losses) were $(4) million, $(6) million and $(9) million, respectively.

H Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Management believes that PTPI is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle and provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. For Reconciliations to GAAP financial measures, see page 19.

10

11 (a) Tied in the national segment of the J.D. Power 2021 U.S. Online Banking Satisfaction Study. (b) J.D. Power’s 2021 U.S. Banking Mobile App Satisfaction, U.S. Online Banking Satisfaction studies measure overall satisfaction with banking digital channels based on four factors: navigation; speed; visual appeal; and information/content. The studies are based on responses from 9,926 retail bank customers nationwide and were fielded in March-April 2021. For J.D. Power award information, visit jdpower.com/awards. (c) J.D. Power 2021 U.S. Retail Banking Advice Satisfaction Study. (d) Estimated U.S. retail deposits based on June 30, 2021 FDIC deposit data. (e) Javelin 2021 Online and Mobile Banking Scorecards. (f) Experian AutoCount; Franchised Dealers; Largest percentage of 680+ Vantage 3.0 loan originations among key competitors as of July 2021. (g) Keynova 2021 Mortgage-Home Equity Scorecard. (h) FDIC, Q2-21. (i) Industry Q2-21 FDIC call reports. (j) AITE Group, 2021. (k) Professional Wealth Management, a Financial Times publication, 2021. (l) Celent, 2021. (m) WealthManagement.com, 2021. (n) The Digital Banker, 2021. (o) Global Finance, 2021. (p) Euromoney, 2021. (q) Global Finance Treasury & Cash Management Awards, 2021. (r) Transaction Banking Awards, The Banker, 2021. (s) Greenwich, 2021. (t) GlobalCapital, 2021. (u) Institutional Investor, 2020. (v) Refinitiv, 2021. Business Leadership Sources

12 Contact Information and Investor Conference Call Invitation Investor Call Information Note: Chief Executive Officer Brian Moynihan and Chief Financial Officer Paul Donofrio will discuss third- quarter 2021 financial results in a conference call at 9:00 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at https://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from October 14 through 11:59 p.m. ET on October 24. Investors May Contact: Lee McEntire, Bank of America Phone: 1.980.388.6780 lee.mcentire@bofa.com Jonathan G. Blum, Bank of America (Fixed Income) Phone: 1.212.449.3112 jonathan.blum@bofa.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 66 million consumer and small business clients with approximately 4,200 retail financial centers, approximately 17,000 ATMs, and award-winning digital banking with approximately 41 million active users, including approximately 32 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. Reporters May Contact: Jerry Dubrowski, Bank of America Phone: 1.646.855.1195 (office) or 1.508.843.5626 (mobile) jerome.f.dubrowski@bofa.com Christopher Feeney, Bank of America Phone: 1.980.386.6794 (office) christopher.feeney@bofa.com

13 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2020 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential judgments, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic; the possibility that the Company's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Company could face increased claims from one or more parties involved in mortgage securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate and inflationary environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s concentration of credit risk; the Company's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns; the impact on the Company’s business, financial condition and results of operations from the United Kingdom's exit from the European Union; the impact of climate change; the ability to achieve environmental, social and governance goals and commitments; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on the U.S. and/or global, financial market conditions and our business, results of operations, financial condition and prospects; the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”) or other affiliates, including, in the United States, BofA Securities, Inc., Merrill Lynch Professional Clearing Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the CFTC and are members of the NFA. Investment products offered by Investment Banking Affiliates:  Are Not FDIC Insured · May Lose Value · Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered, or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com. www.bankofamerica.com

14

Bank of America Corporation and Subsidiaries

Selected Financial Data

(In millions, except per share data)

	Nine Months Ended September 30 2021	Nine Months Ended September 30 2020	Third Quarter 2021	Second Quarter 2021	Third Quarter 2020
Summary Income Statement					
Net interest income	$ 31,524	$ 33,107	$ 11,094	$ 10,233	$ 10,129
Noninterest income	35,529	32,322	11,672	11,233	10,207
Total revenue, net of interest expense	67,053	65,429	22,766	21,466	20,336
Provision for credit losses	(4,105)	11,267	(624)	(1,621)	1,389
Noninterest expense	45,000	41,286	14,440	15,045	14,401
Income before income taxes	26,158	12,876	8,950	8,042	4,546
Income tax expense	1,193	452	1,259	(1,182)	(335)
Net income	$ 24,965	$ 12,424	$ 7,691	$ 9,224	$ 4,881
Preferred stock dividends	1,181	1,159	431	260	441
Net income applicable to common shareholders	$ 23,784	$ 11,265	$ 7,260	$ 8,964	$ 4,440
Average common shares issued and outstanding	8,583.1	8,762.6	8,430.7	8,620.8	8,732.9
Average diluted common shares issued and outstanding	8,702.2	8,800.5	8,492.8	8,735.5	8,777.5
Summary Average Balance Sheet					
Total debt securities	$ 878,437	$ 491,664	$ 949,009	$ 895,902	$ 533,261
Total loans and leases	912,091	998,473	920,509	907,900	974,018
Total earning assets	2,572,166	2,284,909	2,654,015	2,578,668	2,374,926
Total assets	2,990,984	2,646,607	3,076,452	3,015,113	2,739,684
Total deposits	1,879,597	1,598,031	1,942,705	1,888,834	1,695,488
Common shareholders' equity	250,889	242,626	252,043	250,948	243,896
Total shareholders' equity	274,726	266,062	275,484	274,632	267,323
Performance Ratios					
Return on average assets	1.12 %	0.63 %	0.99 %	1.23 %	0.71 %
Return on average common shareholders' equity	12.67	6.20	11.43	14.33	7.24
Return on average tangible common shareholders' equity [(1)]	17.61	8.71	15.85	19.90	10.16
Per Common Share Information					
Earnings	$ 2.77	$ 1.29	$ 0.86	$ 1.04	$ 0.51
Diluted earnings	2.75	1.28	0.85	1.03	0.51
Dividends paid	0.57	0.54	0.21	0.18	0.18
Book value	30.22	28.33	30.22	29.89	28.33
Tangible book value [(1)]	21.69	20.23	21.69	21.61	20.23

Summary Period-End Balance Sheet	September 30 2021	June 30 2021	September 30 2020
Total debt securities	$ 968,617	$ 940,314	$ 584,397
Total loans and leases	927,736	918,928	955,172
Total earning assets	2,658,502	2,608,408	2,360,146
Total assets	3,085,446	3,029,894	2,738,452
Total deposits	1,964,804	1,909,142	1,702,880
Common shareholders' equity	249,023	253,678	245,423
Total shareholders' equity	272,464	277,119	268,850
Common shares issued and outstanding	8,241.2	8,487.2	8,661.5

Credit Quality	Nine Months Ended September 30 2021	Nine Months Ended September 30 2020	Third Quarter 2021	Second Quarter 2021	Third Quarter 2020
Total net charge-offs	$ 1,881	$ 3,240	$ 463	$ 595	$ 972
Net charge-offs as a percentage of average loans and leases outstanding [(2)]	0.28 %	0.44 %	0.20 %	0.27 %	0.40 %
Provision for credit losses	$ (4,105)	$ 11,267	$ (624)	$ (1,621)	$ 1,389

	September 30 2021	June 30 2021	September 30 2020
Total nonperforming loans, leases and foreclosed properties [(3)]	$ 4,831	$ 5,031	$ 4,730
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [(3)]	0.52 %	0.55 %	0.50 %
Allowance for loan and lease losses	$ 13,155	$ 14,095	$ 19,596
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [(2)]	1.43 %	1.55 %	2.07 %

For footnotes, see page 15.

Current-period information is preliminary and based on company data available at the time of the presentation.

15

Bank of America Corporation and Subsidiaries

Selected Financial Data (continued)

(Dollars in millions)

Capital Management	September 30 2021	June 30 2021	September 30 2020
Regulatory capital metrics [4]**:**			
Common equity tier 1 capital	**$ 174,407**	$ 178,818	$ 173,213
Common equity tier 1 capital ratio - Standardized approach	**11.1 %**	11.5 %	11.9 %
Common equity tier 1 capital ratio - Advanced approaches	**12.6**	13.0	12.7
Tier 1 leverage ratio	**6.6**	6.9	7.4
Supplementary leverage ratio	**5.6**	5.9	6.9
Tangible equity ratio [5]	**6.7**	7.0	7.4
Tangible common equity ratio [5]	**5.9**	6.2	6.6

(1) Return on average tangible common shareholders' equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 19.

(2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation.

(3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully insured home loans), and in general, other consumer and commercial loans not secured by real estate, and nonperforming loans held for sale or accounted for under the fair value option.

(4) Regulatory capital ratios at September 30, 2021 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for September 30, 2021, June 30, 2021 and September 30, 2020. Supplementary leverage exposure at September 30, 2020 excluded U.S. Treasury securities and deposits at Federal Reserve Banks.

(5) Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 19.

Current-period information is preliminary and based on company data available at the time of the presentation.

16

Bank of America Corporation and Subsidiaries
Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Third Quarter 2021				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 8,838	$ 5,310	$ 5,244	$ 4,519	$ (1,044)
Provision for credit losses	247	(58)	(781)	16	(48)
Noninterest expense	4,558	3,745	2,534	3,252	351
Net income (losses)	3,045	1,225	2,549	926	(54)
Return on average allocated capital [1]	31 %	30 %	24 %	10 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 281,380	$ 199,664	$ 324,736	$ 97,148	$ 17,581
Total deposits	1,000,765	339,357	534,166	54,650	13,767
Allocated capital [1]	38,500	16,500	42,500	38,000	n/m
Quarter end					
Total loans and leases	$ 280,803	$ 202,268	$ 328,893	$ 98,892	$ 16,880
Total deposits	1,015,276	345,590	536,476	54,941	12,521

	Second Quarter 2021				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 8,186	$ 5,065	$ 5,090	$ 4,720	$ (1,485)
Provision for credit losses	(697)	(62)	(831)	22	(53)
Noninterest expense	4,859	3,813	2,599	3,471	303
Net income	3,038	992	2,425	908	1,861
Return on average allocated capital [1]	32 %	24 %	23 %	10 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 281,767	$ 193,988	$ 325,110	$ 87,826	$ 19,209
Total deposits	979,072	333,487	506,618	55,584	14,073
Allocated capital [1]	38,500	16,500	42,500	38,000	n/m
Quarter end					
Total loans and leases	$ 282,900	$ 198,361	$ 323,256	$ 96,105	$ 18,306
Total deposits	987,655	330,624	520,026	57,297	13,540

	Third Quarter 2020				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 8,039	$ 4,546	$ 4,517	$ 4,283	$ (935)
Provision for credit losses	479	24	883	21	(18)
Noninterest expense	4,842	3,533	2,365	3,102	559
Net income	2,052	747	926	858	298
Return on average allocated capital [1]	21 %	20 %	9 %	9 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 318,751	$ 185,587	$ 373,118	$ 72,319	$ 24,243
Total deposits	860,999	291,845	471,288	56,475	14,881
Allocated capital [1]	38,500	15,000	42,500	36,000	n/m
Quarter end					
Total loans and leases	$ 312,447	$ 187,211	$ 356,919	$ 75,475	$ 23,120
Total deposits	872,022	295,893	465,399	56,727	12,839

[1] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior-period amounts have been reclassified among the segments to conform to current-period presentation.

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current-period information is preliminary and based on company data available at the time of the presentation.

17

Bank of America Corporation and Subsidiaries

Year-to-Date Results by Business Segment and All Other

(Dollars in millions)

	Nine Months Ended September 30, 2021				
	Consumer Banking	**GWIM**	**Global Banking**	**Global Markets**	**All Other**
Total revenue, net of interest expense	$ 25,093	$ 15,346	$ 14,967	$ 15,437	$ (3,468)
Provision for credit losses	(1,067)	(185)	(2,738)	33	(148)
Noninterest expense	14,548	11,425	7,915	10,150	962
Net income	8,767	3,100	7,147	3,888	2,063
Return on average allocated capital [(1)]	30 %	25 %	22 %	14 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 284,644	$ 194,090	$ 326,632	$ 87,535	$ 19,190
Total deposits	968,272	333,119	509,445	54,699	14,062
Allocated capital [(1)]	38,500	16,500	42,500	38,000	n/m
Period end					
Total loans and leases	$ 280,803	$ 202,268	$ 328,893	$ 98,892	$ 16,880
Total deposits	1,015,276	345,590	536,476	54,941	12,521

	Nine Months Ended September 30, 2020				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 25,020	$ 13,907	$ 14,208	$ 14,859	$ (2,179)
Provision for credit losses	5,761	349	4,849	233	75
Noninterest expense	14,074	10,596	6,910	8,598	1,108
Net income	3,915	2,236	1,788	4,461	24
Return on average allocated capital [(1)]	14 %	20 %	6 %	17 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 319,084	$ 182,138	$ 394,331	$ 72,702	$ 30,218
Total deposits	803,002	280,828	449,273	45,002	19,926
Allocated capital [(1)]	38,500	15,000	42,500	36,000	n/m
Period end					
Total loans and leases	$ 312,447	$ 187,211	$ 356,919	$ 75,475	$ 23,120
Total deposits	872,022	295,893	465,399	56,727	12,839

(1) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior-period amounts have been reclassified among the segments to conform to current-period presentation.

Current-period information is preliminary and based on company data available at the time of the presentation.

Current-period information is preliminary and based on company data available at the time of the presentation. 18 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Nine Months Ended September 30 Third Quarter 2021 Second Quarter 2021 Third Quarter 2020FTE basis data (1) 2021 2020 Net interest income $ 31,846 $ 33,493 $ 11,195 $ 10,343 $ 10,243 Total revenue, net of interest expense 67,375 65,815 22,867 21,576 20,450 Net interest yield 1.66% 1.96% 1.68% 1.61% 1.72 % Efficiency ratio 66.79 62.73 63.14 69.73 70.42 Other Data     September 30 2021 June 30 2021 September 30 2020 Number of financial centers - U.S. 4,215 4,296 4,309 Number of branded ATMs - U.S. 16,513 16,795 16,962 Headcount 209,407 211,608 211,225 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $322 million and $386 million for the nine months ended September 30, 2021 and 2020, respectively; $101 million and $110 million for the third and second quarters of 2021, respectively, and $114 million for the third quarter of 2020. Certain prior-period amounts have been reclassified to conform to current-period presentation.

19

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most closely related financial measures defined by GAAP for the nine months ended September 30, 2021 and 2020, and the three months ended September 30, 2021, June 30, 2021 and September 30, 2020. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	Nine Months Ended September 30		Third Quarter	Second Quarter	Third Quarter
	2021	2020	**2021**	2021	2020
Reconciliation of income before income taxes to pretax, pre-provision income					
Income before income taxes	**$ 26,158**	$ 12,876	**$ 8,950**	$ 8,042	$ 4,546
Provision for credit losses	**(4,105)**	11,267	**(624)**	(1,621)	1,389
Pretax, pre-provision income	**$ 22,053**	$ 24,143	**$ 8,326**	$ 6,421	$ 5,935
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity					
Shareholders' equity	**$ 274,726**	$ 266,062	**$ 275,484**	$ 274,632	$ 267,323
Goodwill	**(68,999)**	(68,951)	**(69,023)**	(69,023)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,181)**	(1,758)	**(2,185)**	(2,212)	(1,976)
Related deferred tax liabilities	**916**	791	**915**	915	855
Tangible shareholders' equity	**$ 204,462**	$ 196,144	**$ 205,191**	$ 204,312	$ 197,251
Preferred stock	**(23,837)**	(23,437)	**(23,441)**	(23,684)	(23,427)
Tangible common shareholders' equity	**$ 180,625**	$ 172,707	**$ 181,750**	$ 180,628	$ 173,824
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity					
Shareholders' equity	**$ 272,464**	$ 268,850	**$ 272,464**	$ 277,119	$ 268,850
Goodwill	**(69,023)**	(68,951)	**(69,023)**	(69,023)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,172)**	(2,185)	**(2,172)**	(2,192)	(2,185)
Related deferred tax liabilities	**913**	910	**913**	915	910
Tangible shareholders' equity	**$ 202,182**	$ 198,624	**$ 202,182**	$ 206,819	$ 198,624
Preferred stock	**(23,441)**	(23,427)	**(23,441)**	(23,441)	(23,427)
Tangible common shareholders' equity	**$ 178,741**	$ 175,197	**$ 178,741**	$ 183,378	$ 175,197
Reconciliation of period-end assets to period-end tangible assets					
Assets	**$ 3,085,446**	$ 2,738,452	**$ 3,085,446**	$ 3,029,894	$ 2,738,452
Goodwill	**(69,023)**	(68,951)	**(69,023)**	(69,023)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,172)**	(2,185)	**(2,172)**	(2,192)	(2,185)
Related deferred tax liabilities	**913**	910	**913**	915	910
Tangible assets	**$ 3,015,164**	$ 2,668,226	**$ 3,015,164**	$ 2,959,594	$ 2,668,226
Book value per share of common stock					
Common shareholders' equity	**$ 249,023**	$ 245,423	**$ 249,023**	$ 253,678	$ 245,423
Ending common shares issued and outstanding	**8,241.2**	8,661.5	**8,241.2**	8,487.2	8,661.5
Book value per share of common stock	**$ 30.22**	$ 28.33	**$ 30.22**	$ 29.89	$ 28.33
Tangible book value per share of common stock					
Tangible common shareholders' equity	**$ 178,741**	$ 175,197	**$ 178,741**	$ 183,378	$ 175,197
Ending common shares issued and outstanding	**8,241.2**	8,661.5	**8,241.2**	8,487.2	8,661.5
Tangible book value per share of common stock	**$ 21.69**	$ 20.23	**$ 21.69**	$ 21.61	$ 20.23

Certain prior-period amounts have been reclassified to conform to current-period presentation.

Current-period information is preliminary and based on company data available at the time of the presentation.